EXHIBIT 99.1


WORLDWATER & SOLAR TECHNOLOGIES CORP. LOGO [GRAPHIC OMITED]
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                                         FOR RELEASE ON 2/13/08 AT 3:01 A.M. EST
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                   WORLDWATER & SOLAR TECHNOLOGIES ANNOUNCES
            $35.64 MILLION PRIVATE PLACEMENT WITH THE QUERCUS TRUST


EWING, N.J. - February 13, 2008 - WorldWater & Solar Technologies Corp. (OTC BB:
WWAT.OB), developer and marketer of proprietary high-power solar systems, today announced that it has raised $35.64 million from The Quercus Trust ("Quercus") in a private placement of 20,000 shares of WorldWater Series F Convertible Preferred Stock at a price of $1,782.00 per share. Each share of the Series F Convertible Preferred Stock is convertible into 1,000 shares of WorldWater common stock. Quercus also received warrants to purchase 29 million additional shares of common stock at an exercise price of $1.815. Complete terms of the transaction will be described in a Form 8-K to be filed with the Securities and Exchange Commission.

"Thanks to the steadfast commitment of the Quercus Trust, WorldWater now has the funds critical to drive future growth," said Quentin T. Kelly, Chairman and CEO. "A portion of the financing will be utilized to complete the construction of our 50 MW production plant in Texas, which is vital to the many large awards we are now pursuing. The funds will also be used to hire staff, support global expansion, and bolster our R&D. WorldWater is clearly positioned for a strong 2008 and, with the acquisition of ENTECH now complete, ramping up to meet the rapidly-developing demand for solar energy worldwide."

Prior to February 8, 2008, The Quercus Trust and its affiliates owned shares of WorldWater common stock and preferred stock convertible into shares of WorldWater common stock representing approximately 11.5% of the equity ownership in the Company on a fully diluted basis. With this agreement, the Quercus Trust and its affiliates will own approximately 24.1% of the equity ownership in WorldWater on a fully diluted basis.

ABOUT  WORLDWATER  &  SOLAR  TECHNOLOGIES

WorldWater & Solar Technologies Corporation is a full-service, international solar electric engineering and water management company with unique, high-powered and patented solar technology that can not only generate and distribute electricity, but can drive 1000 horsepower motors and pumps from sunshine independently or in conjunction with the electric grid, providing solutions to a broad spectrum of the world's electricity and water supply problems. For more information about WorldWater & Solar Technologies Corp., visit the website at www.worldwater.com.
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FORWARD  LOOKING  STATEMENTS:

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB and its quarterly reports on Form 10-QSB both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.
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WORLDWATER & SOLAR TECHNOLOGIES CONTACT: Jessie Sullivan: (609) 818-0700 ext. 20
                                                        JSullivan@worldwater.com
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                               PRESS CONTACT: Amy Copeman (609) 818-0700 ext. 58
                                                         ACopeman@worldwater.com
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                         INVESTOR RELATIONS CONTACT:  Chris Witty (646) 438-9385
                                                             cwitty@darrowir.com
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